                                                                   EXHIBIT 10.14



                             EMPLOYMENT AGREEMENT



      THIS EMPLOYMENT AGREEMENT ("Agreement"), dated as of April 3, 1998,

between THE PLOW & HEARTH, INC., a Virginia corporation (the "Company"), and

PETER G. RICE (the "Executive").



                              W I T N E S E T H:



      WHEREAS, the Executive is the President and Chief Executive Officer of the

Company;



      WHEREAS, the Executive possesses an intimate knowledge of the business and affairs of the Company;



      WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the Executive's contribution as President and Chief Executive Officer to the growth and success of the Company has been substantial and desires to assure the Company the continued employment of the Executive as President and Chief

Executive Officer of the Company and to compensate him therefor, on the terms and conditions set forth below; and



      WHEREAS, the Executive desires to continue to serve as President and Chief

Executive Officer of the Company, on the terms and conditions set forth herein.



      NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, and for other good and valuable consideration,

it is hereby agreed as follows:



      1. Certain Definitions. As used herein, the following terms shall have the following meanings:



         "Affiliate" shall mean, with respect to any Person, (i) any other

Person, who directly or indirectly, is in control of, is controlled by or is under common control with, such Person, and (ii) any natural person who is a director or officer of such Person or of any Person described in clause (i)

above. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of capital stock, by contract or otherwise.



           "Base Salary" shall have the meaning provided in Section 5(a).

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            "Board" shall mean the Board of Directors of the Company.



            "Cause" shall mean (i) the conviction of the Executive of any felony, or the conviction of the Executive of a misdemeanor which involves moral turpitude, or the entering by him of a plea of guilty or nolo contendere with respect to any of the foregoing; (ii) any conduct by the Executive which in the reasonable determination of the Board is likely to adversely affect in any material respect the reputation or public image of the Company or any Affiliate thereof, provided, the Executive is given the opportunity upon five (5) days'

prior notice to be heard by the Board prior to such termination; (iii) the commission by the Executive of any act involving fraud, misappropriation of funds, dishonesty, disloyalty, breach of fiduciary duty or other gross misconduct injurious to the Company or any Affiliate; (iv) the determination by the Board that the Executive is dependent upon the use of alcohol or drugs; (v)

a breach by the Executive of Sections 10 and 11 of this Agreement or a breach by the Executive of any other Confidentiality Agreement between the Executive and the Company or any other Non-Competition Agreement between the Executive and the

Company; or (vi) a violation or breach by the Executive of any material term of this Agreement and the failure of the Executive to cure such violation or breach within ten (10) days after receipt of written notice thereof from the Company.



            "Confidentiality Agreement" shall mean any agreement or arrangement between any member of the Flowers Group and the Executive, which restricts or otherwise limits the disclosure or use of any confidential, proprietary or other information or material of one or more members of the Flowers Group by the

Executive, including, but not limited to, this Agreement or, any other agreement or arrangement which is included as part of any other employment or other agreement.



            "Constructive Termination Without Cause" shall mean a termination of the Executive's employment at his initiative as provided in Section 9(b) hereof following the occurrence during the Term, without the Executive's prior written consent, of one or more of the following events: (i) a reduction in the

Executive's then current Base Salary payable to him under Section 5(a); (ii)

failure to provide the Executive with any material employee benefit required to be provided pursuant to Section 6 below; (iii) the failure to elect or reelect the Executive as President and Chief Executive Officer of the Company; (iv) the

failure to permit the Executive to serve on the Senior Planning Team of Flowers and the Executive Committee of the Senior Planning Team of Flowers, provided that such groups continue to exist; (v) an action by the Company which results in a material diminution in the Executive's authority or duties as the President and Chief Executive Officer of the Company, excluding any isolated or inadvertent action; (vi) if the Executive is relocated to a Company office that is located more than 65 miles from the Company's current headquarters located at

State Route 230 West, Madison, Virginia; or (vii) if Flowers has violated or breached the commitments and principles set forth on Exhibit A annexed hereto and has failed to cure such violation or breach within ten (10) days after receipt of written notice thereof from the Executive.





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            "Disability" shall mean the determination by a physician selected by the Company that the Executive is unable, by reason of physical or mental illness, to perform his duties and responsibilities under this Agreement for a period of 90 consecutive days or a period of in excess of 180 days (whether or not consecutive) during any calendar year during the Term or the determination of a court of competent jurisdiction that the Executive is of unsound mind or otherwise is incapable of carrying out his duties and responsibilities as

President and Chief Executive Officer of the Company.



            "Flowers" shall mean 1-800-Flowers, Inc., a Delaware corporation.



            "Flowers Group" shall mean Flowers, any of its Affiliates and its

Subsidiaries.



            "Non-Competition Agreement" shall mean any agreement or arrangement between any member of the Flowers Group and the Executive, which restricts or otherwise limits the ability of the Executive from directly or indirectly engaging in a business competitive with, or otherwise similar to, the business of any member of the Flowers Group, including, but not limited to, this

Agreement or, any other agreement or arrangement which is included as part of any other employment or other agreement.



            "Person" or "person" shall mean an individual, corporation,

partnership, joint venture, limited liability company, association, trust,

unincorporated organization or other entity, or other organization (whether or not a legal entity), including a government or political subdivision or an agency or instrumentality thereof.



            "Stockholders' Agreement" shall mean that certain Stockholders'

Agreement dated the date hereof, among the Company, Flowers and the management stockholders and optionholders listed on Schedule A thereto, as the same may be amended, modified or supplemented from time to time.



            "Subsidiary" of any Person shall mean any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board or other Persons performing similar functions are owned directly or indirectly through one or more intermediaries, or both, by such Person.



      2. Employment. The Company hereby agrees to employ the Executive, and the

Executive hereby accepts such employment, upon the terms and conditions set forth herein.



      3. Term. The term of the Executive's employment under this Agreement shall commence on the date hereof and shall end on the earlier of (i) the later of the third anniversary of the date hereof or the Scheduled Expiration Date (as defined below), or (ii) the date the Executive's employment under this Agreement terminates (together with any extensions as provided in the following sentence,

the "Term"). The third anniversary of the date hereof, or in the event of any extension, the next succeeding anniversary thereof, is





                                      -3-

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sometimes referred to herein as the "Scheduled Expiration Date." The Term shall be automatically extended for additional, successive one-year terms unless either the Company or the Executive gives the other written notice of its intention to terminate this Agreement no less than ninety (90) days prior to the

Scheduled Expiration Date.



      4. Position and Duties. (a) During the Term, the Executive shall serve as the President and Chief Executive Officer of the Company and, subject to the supervision of the Chairman of the Board of the Company, and the Board, and

subject to the terms and provisions of the Stockholders' Agreement, the

Executive shall have general and active charge, control and supervision of the business, property and affairs of the Company. The Executive shall faithfully and diligently perform such duties, as well as such other services and duties as from time to time may be prescribed by the Board. The Executive agrees, subject in each case to his election as such and without additional compensation, to serve during the Term in such additional offices to which he may be elected from time to time in the Company's Affiliates and to serve as a director and as a member of any committee of the Board and as a director and as a member of any committee of the board of directors of any of the Company's Affiliates.



            (b) During the Term and subject to the provisions of Section 10(a),

(i) the Executive's services shall be rendered on a full-time, exclusive basis,

(ii) the Executive will apply on a full-time basis all of his skill and experience to the performance of his duties in such employment, and (iii) the

Executive shall have no other employment or outside business activities. The foregoing provisions shall not, however, prohibit the Executive from (i)

acquiring, solely as an investment, securities of any person which are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934,

as amended (the "Exchange Act") and which are publicly traded, so long as he is not part of any group required to make any filing under Section 13(d) of the

Exchange Act (or any successor rule) in respect of such person and such securities do not constitute 2% or more of any class of outstanding securities of such person or (ii)(A) serving on the boards of a reasonable number of trade associations and/or charitable organizations, (B) engaging in charitable activities and community affairs and (C) managing his personal investments and affairs; provided that the foregoing activities do not in the aggregate interfere in any material respect with the proper performance of his duties and responsibilities hereunder.



      5. Compensation. (a) Base Salary. The Company shall pay or cause to be paid to the Executive during the Term a base salary (the "Base Salary") at the rate of $200,000 per annum, which Base Salary may be increased from time to time at the discretion of the Board. In determining the amount of any increase in the

Base Salary, the Board shall consider, among other factors, the Company's profitability, the Executive's contribution to that profitability, and the base salaries paid to executives at the same level as the Executive in comparable companies in the same industry as the Company is then engaged, as indicated in reliable industry publications. The Base Salary shall be payable in monthly or more frequent installments in accordance with the Company's regular payroll practices for senior executives.





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            (b) Bonus. In addition to the Base Salary, through the earlier of

December 31, 1998 or the expiration of the Term, the Company shall maintain for the benefit of the Executive, the annual profit sharing bonus program (the

"Profit Sharing Plan") currently in effect on the date hereof. The amount of the

Profit Sharing Plan shall be determined at the discretion of the Board, using substantially similar criteria as in effect for the determination of the amount of the Profit Sharing Plan for the year ended December 31, 1997. The Executive's percentage participation in the Profit Sharing Plan shall be determined by the

Board in its discretion, after considering, among other factors, the recommendations of the Executive. For the period beginning January 1, 1999 through the expiration of the Term, the Executive shall be eligible to participate in an annual bonus pool established by the Company based upon the

Company's annual performance. The amount of and the Executive's percentage participation in such bonus pool, if any, shall be determined at the discretion of the Board. In making any such determination, the Board shall consider, among other factors, the Company's profitability, the Executive's contribution to that profitability, and the bonus compensation paid to executives at the same level as the Executive in comparable companies in the same industry as the Company is then engaged, as indicated in reliable industry publications.



            (c) Automobile. During the Term, the Company shall provide the

Executive with the use of a Company-owned or leased automobile of a type to be agreed upon by the Executive and the Company. The Company will bear all insurance, gasoline, registration, maintenance and repair costs incident to the

Executive's use of such automobile in the performance of his duties hereunder.



      6. Employee Benefit Programs. Subject to applicable law, through the expiration of the Term, the Company agrees to provide the Executive the following:



            (a) the Company shall pay on the Executive's behalf all premiums,

not in excess of $27,081 per year, that become due on or after the date hereof that are required to maintain in effect in its current form and "face amount"

that certain split dollar insurance policy designated policy number #N02720072

(the "Split Dollar Policy") issued to the Rice Family Trust (the"Trust") by the

Life Insurance Company of Virginia (the "Insurance Company"); provided, however,

that the Trust executes an irrevocable split dollar agreement in a form prescribed by the Company and filed with the Insurance Company assigning to the

Company the right to recover, from the cash value and any death proceeds of the

Split Dollar Policy, any and all amounts paid by the Company with respect to the

Split Dollar Policy;



            (b) the Company shall pay on the Executive's behalf all premiums,

not in excess of $5,500 per year, that become due on or after the date hereof that are required to maintain in effect in its current form that certain long term disability policy designated policy number #P448961 issued for the benefit of the Executive by the Principal Mutual Life Insurance Company (the "Long Term

Disability Policy") (and the Company shall treat and report all such payments as additional taxable compensation paid to the Executive); and





                                      -5-

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            (c) the Company shall maintain for the benefit of the Executive all other employee benefits plans and programs not otherwise described herein maintained by the Company generally on behalf of its employees on the date hereof; provided that in the event that the Company's maintenance of such plans and programs would adversely affect the tax treatment of any benefit provided to any other employee of the Company or any other person included in the Flowers

Group or the tax qualified status of any employee benefit plan or program maintained by the Company or any other person included in the Flowers Group,

during such period, the Company may instead provide the Executive with benefits that are comparable to those generally provided to employees of Flowers from time to time.



      7. Reimbursement of Expenses. During the Term, the Company shall pay or reimburse the Executive for all reasonable travel, entertainment and other business expenses actually incurred or paid by the Executive in the performance of his duties hereunder upon presentation of expense statements or vouchers or such other supporting documentation as the Company may reasonably require.



      8. Vacations. The Executive shall be entitled to all such paid holidays as are made available to the Company's senior level executives. In addition, the

Executive shall be entitled to four (4) weeks of paid vacation during each year of the Term (and a pro rata portion thereof for any portion of the Term that is less than a full year). Any unused vacation days during any year shall not be carried forward to subsequent years, nor shall the Executive receive any additional compensation for such unused vacation days.



      9. Termination of Employment.



            (a) Termination Due to Death; Disability or Cause.



                  (i) Death. The Executive's employment shall immediately

terminate upon his death.



                  (ii) Disability. The Company may terminate the Executive's employment, by written notice delivered to him, due to his Disability.



                  (iii) Cause. The Company may terminate the Executive's

employment for Cause upon written notice to the Executive specifying the particulars of the conduct of the Executive forming the basis for such termination.



                  (iv) Payment Upon Termination. Upon termination of Executive's employment due to death, Disability or for Cause, the Company shall pay to the

Executive or his estate:





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                        (A) any amounts earned, accrued or owing but not yet

paid as of the date of the Executive's death or termination of the Executive's employment under Sections 5, 6 or 7 above. Without in any way obligating the

Company to provide a long-term disability income plan or policy to its employees

(a "Disability Plan") (except as may be required pursuant to Section 6 (b)), in the case of Disability, if the Company shall then maintain a Disability Plan,

the Company shall pay the Executive's Base Salary until the earlier of (i) the commencement of payments, if any, under a Disability Plan or (ii) six months after the termination of the Executive's employment with the Company as a result of such Disability; and



                        (B) such other benefits, if any, as are payable to or

for the benefit of the Executive or his estate as of the date of the Executive's death or termination in accordance with applicable plans and programs of the

Company.



            (b) Termination Without Cause or Constructive Termination Without

Cause.



                  (i) Resignation. The Executive may terminate his employment due to a Constructive Termination Without Cause upon ten (10) days prior written notice to the Company specifying the particulars of the conduct, action or circumstance forming the basis for such resignation.



                  (ii) Payment Upon Termination. In the event the Executive's employment is terminated by the Company without Cause, other than due to his

Disability or death, or is terminated by the Executive due to a Constructive

Termination Without Cause, the Executive shall be entitled to:



                  (A) an amount equal to his Base Salary (at the applicable rate in effect at the date of such termination of his employment) through the

Scheduled Expiration Date;



                  (B) any amounts earned, accrued or owing but not yet paid as of the date of the termination of the Executive's employment under Sections 5, 6 or 7 above;



                  (C) such other benefits, if any, as are payable to or for the benefit of the Executive as of the date of the Executive's termination in accordance with applicable plans and programs of the Company;



                  (D) substantially the same health and life insurance coverages provided to the Executive immediately prior to such termination through the

Scheduled Termination Date; and



                  (E) continued payment of the premiums required to be paid

pursuant to Sections 6(a) and 6(b) with respect to the Split Dollar Policy and the Long Term Disability Policy through the Scheduled Termination Date.





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



      10. Covenant Not-to-Compete. During the Term and for a period of two years immediately following the termination of the Executive's employment with the

Company for any reason other than as a result of a Constructive Termination

Without Cause or a termination without Cause (the "Covenant Period"):



            (a) The Executive agrees that he will not, directly or indirectly,

as a partner, officer, employee, director, stockholder, proprietor, other equity owner, consultant, representative, agent or otherwise own or operate any business or person, or otherwise become or be interested in, or associate with or render assistance to any person (other than the Company or the other persons included in the Flowers Group), engaged in the United States in (i) the business of selling, whether by means of catalogue, direct solicitation, telemarketing,

retail marketing, mass marketing, marketing through wholesale clubs,

supermarkets or otherwise, any products or services which are the same or substantially similar to any of the products and services offered for sale by the Company or the other persons included in the Flowers Group or any products or services which the Company or any person in the Flowers Group has developed or is actively developing at the time of the termination of the Executive's employment or (ii) a business which is otherwise in competition with the business of the Company or any of the other persons included in the Flowers

Group. The foregoing provisions shall not, however, prohibit the Executive from

(i) acquiring, solely as an investment, securities of any person which are registered under Section 12(b) or 12(g) of the Exchange Act and which are publicly traded, so long as he is not part of any group required to make any filing under Section 13(d) of the Exchange Act (or any successor rule) in respect of such person and such securities do not constitute 2% or more of any class of outstanding securities of such person or (ii)(A) serving on the boards of a reasonable number of trade associations and/or charitable organizations,

(B) engaging in charitable activities and community affairs and (C) managing his personal investments and affairs; provided that the foregoing activities do not in the aggregate interfere in any material respect with the proper performance of his duties and responsibilities hereunder.



            (b) The Executive agrees that he will not, directly or indirectly,

during the Covenant Period, for his own benefit or for the benefit of any other person:



                  (i) (A) influence or attempt to influence any person to either terminate or modify his employment or other professional relationship with the

Company or any other person included in the Flowers Group or (B) employ, consult or otherwise retain, directly or indirectly, any person who is (or during the twelve months prior thereto was) employed, consulting to, or otherwise retained by the Company or any other person included in the Flowers Group;



                  (ii) Influence or attempt to influence a supplier or customer of the Company or any other person included in the Flowers Group or any other person with whom the Company or any other person included in the Flowers Group shall have dealt, to terminate
or modify any written or oral agreement or course of dealing with the Company or any other person included in the Flowers Group; or



                  (iii) Influence or attempt to influence a supplier or customer of the Company or any other person included in the Flowers Group or any other person with whom the Company or any other person included in the Flowers Group shall have dealt, for the purpose of offering or selling any products or services which are identical, substantially similar or comparable to the services or products offered by the Company or any other person included in the

Flowers Group.



            (c) The Executive recognizes and acknowledges that, in connection with his employment with the Company, he has had and will continue to have access to valuable trade secrets and confidential information of the Company and the other persons included in the Flowers Group, including, but not limited to,

the Flowers Management Reports (as defined on Exhibit A), and customer, supplier and mailing lists, business methods and processes, advertising, marketing,

promotional, pricing and financial information and data relating to officers,

employees, agents and consultants (collectively, "Confidential Information") and that such Confidential Information is being made available to the Executive only in connection with the furtherance of his employment with the Company and/or the other persons in the Flowers Group. The Executive agrees that he will not at any time, directly or indirectly, use for any purpose, disclose or make available to any person any of such Confidential Information, except that disclosure of

Confidential Information will be permitted: (i) to the Flowers Group or any person included therein and their respective advisors; (ii) if such Confidential

Information has previously become available to the public through no fault of the Executive; (iii) if required by any court or governmental agency or body or is otherwise required by law; (iv) if necessary to establish or assert the rights of the Executive hereunder; (v) if expressly consented to in writing by the Company; or (vi) if necessary to carry on the Company's business in the ordinary course or to perform the Executive's duties hereunder. In the event that the Executive is requested or required to disclose any of the Confidential

Information pursuant to subsection (iii) above, he shall provide the Company with prompt written notice of any such request or requirement so that the

Company or any other person included in the Flowers Group will have a reasonable period of time in which to seek a stay or other protective order or other appropriate remedy prior to disclosure by the Executive or such other Person and, if the Executive provides the Company with such prompt written notice, the

Company shall not cause the Executive to delay any required disclosure beyond any date or time which would reasonably be likely to result in a violation by the Executive of any court or governmental order or law or subject the Executive to any sanctions, prosecution or other action of any court or governmental agency. Notwithstanding anything to the contrary contained herein, the Executive shall only be permitted to disclose information contained in the Flowers

Management Reports (i) upon receipt of the prior written consent of the

Chairman, the President, the Treasurer or Corporate Comptroller of Flowers; (ii)

if required by any court or governmental agency or body or otherwise required by law; provided, however, that the Executive complies with the provisions of the immediately preceding sentence; or (iii) if necessary to establish or assert the rights of the Executive hereunder.



            (d) The Executive agrees that any and all publications, inventions,

software, formulae, reports or other work product directly or indirectly produced, created, developed or otherwise prepared by the Executive while employed by the Company (or any other person in the Flowers Group) and related to the business of the Company or any other person in the Flowers Group

(collectively, "Materials") and any copyrights, patents, trademarks, trade names, service marks or similar registrations or any applications therefore

(collectively, "Intellectual Property Rights") obtained or made at any time during the Term or thereafter with respect to such Materials shall be the sole and exclusive property of the Company (or applicable persons in the Flowers

Group). Upon request of the Board or an officer of the Company, the Executive promptly shall execute any and all applications, assignments or other instruments which the Board or such officer shall deem necessary or advisable in order to apply for and obtain an Intellectual Property Right for the Materials in the United States and throughout the world and to assign to the Company (or any applicable persons in the Flowers Group) all right, title and interest in and to such Materials and Intellectual Property Rights. The Company (or

applicable other persons in the Flowers Group) shall bear the cost of preparation and filing of all such applications, assignments and instruments in the appropriate governmental offices in the United States and any foreign country.



            (e) The Executive acknowledges and agrees that: (i) this Section 10 is necessary for the protection of the legitimate business of the Company and the other persons included in the Flowers Group; (ii) the restrictive covenants set forth in this Section 10 (the "Restrictive Covenants") are reasonable and valid in geographical and temporal scope and in all other respects; and (iii)

the Executive has received adequate consideration for the execution, delivery and performance of this Agreement.



            (f) If a court of competent jurisdiction finally determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable for any reason, such court shall have the power to modify such Restrictive

Covenant, or any part thereof, and, in its modified form, such Restrictive

Covenant shall then be valid and enforceable and the remainder of the

Restrictive Covenants shall not thereby be affected and shall be given full force and effect, without regard to the invalid or unenforceable parts.



            (g) The provisions of this Section 10 shall survive the termination of this Agreement.



            (h) The parties agree that a violation of this Section 10 will cause irreparable damage to the Company, and the Company shall be entitled (without any requirement of posting a bond or other security), in addition to any other rights and remedies which it may have, at law or in equity, to an injunction enjoining and restraining the Executive from doing or continuing to do any such act or any other violations or threatened violations of this Section 10.





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      11. Return of Property. In the event of the termination of the Executive's employment with the Company, regardless of the reason for such termination, the

Executive shall immediately: (i) return to the Company all documents, Materials,

information and other property of the Company and the other persons included in the Flowers Group (including, but not limited to, keys, records, notes, data,

memoranda, models and equipment) whether or not such property constitutes

Confidential Information and (ii) purge or destroy any computerized, duplicated,

copied or other records, extracts or summaries of any such information. The provisions of this Section 11 shall survive the termination of this Agreement.



      12. Withholding. All payments required to be made by the Company to the

Executive under this Agreement shall be subject to withholding taxes, social security and other payroll deductions in accordance with the Company's policies applicable to senior executives of the Company and the provisions of any applicable employee benefit plan or program of the Company.



      13. Insurance. The Company may, at its election and for its benefit,

insure the Executive against disability or death and the Company shall be entitled to any and all insurance proceeds in the event of any such disability or death. The Executive agrees to submit to such physical examination, supply such information and take such other action as may be reasonably required in connection therewith.



      14. Severability. If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be amended so as to enforce the illegal, invalid or unenforceable provision to the maximum extent permitted by applicable law, and the parties shall cooperate in good faith to further modify this Agreement so as to preserve to the maximum extent possible the intended benefits to be received by the parties.



      15. Successors and Assigns. (a) This Agreement and all rights under this

Agreement are personal to the Executive and shall not be assignable other than by will or the laws of descent. All of the Executive's rights under the

Agreement shall inure to the benefit of his heirs, personal representatives,

designees or other legal representatives, as the case may be.



            (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.



      16. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws rules thereof.



      17. Dispute Resolution. Any and all disputes, controversies or claims arising out of or relating to this Agreement, or the enforcement or the breach thereof, shall be settled by arbitration in Garden City, New York administered by the American Arbitration Association





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under its Commercial Arbitration Rules and the Supplementary Procedures for

Large, Complex Disputes, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, however that any dispute, controversy or claim with respect to Sections 10 or 11, may not be submitted to arbitration and shall only be submitted to a court in accordance with Section 18.



      18. Consent to Jurisdiction. Subject to Section 17, the Company and the

Executive irrevocably and voluntarily submit to personal jurisdiction in the

State of New York and in the Federal and state courts in such state located in the Eastern District of New York in any action or proceeding arising out of or relating to this Agreement and agree that all claims in respect of such action or proceeding may be heard and determined in any such court. The Company and the

Executive further consent and agree that the parties hereto may be served with process in the same manner as a notice may be given under Section 19. The

Company and the Executive agree that any action or proceeding instituted by one party against the other party with respect to this Agreement will be instituted exclusively in the state courts located in, and in the United States District

Court for the Eastern District of New York. The Company and the Executive

irrevocably and unconditionally waive and agree not to plead, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue or the convenience of the forum of any action or proceeding with respect to this Agreement in any such courts.



      19. Notices. (a) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier, telecopied or mailed (by registered or certified mail, postage prepaid return receipt requested) as follows:



              (i)      If to the Company, one copy to:



                       1-800-Flowers, Inc.

                       1600 Stewart Avenue

                       Westbury, New York  11590

                       Telecopier:  (516) 237-6060

                       Attn: William E. Shea





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



                       with a copy to:



                       Gallagher Walker & Bianco

                       98 Willis Avenue

                       Mineola, New York  11501

                       Telecopier:  (516) 248-2394

                       Attn: Gerard M. Gallagher, Esq.



             (ii)      If to the Executive, one copy to:



                       Mr. Peter G. Rice

                       Route 1, Box 90-B

                       Madison, Virginia 22727

                       Telephone:  (540) 948-6415



                       with a copy to:



                       LeClair Ryan, a Professional Corporation

                       707 East Main Street, 11th Floor

                       Richmond, Virginia 23219

                       Telecopier: (804) 783-2294

                       Attn: Steven J. Keeler, Esq.



          (b) Each such notice or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section 19(a) (with confirmation of transmission); or (ii) if given by any other means, when delivered at the address specified in Section 19(a).

Any party by notice given in accordance with this Section 19 to the other party may designate another address (or telecopier number) or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.



      20. Complete Understanding. This Agreement supersedes any prior contracts,

understandings, discussions and agreements relating to employment between the

Executive and the Company and constitutes the complete understanding between the parties with respect to the subject matter hereof. No statement, representation,

warranty or covenant has been made by either party with respect to the subject matter hereof except as expressly set forth herein.

      21. Modification; Waiver; Non-Contractual Remedies; Preservation of

Remedies. This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Executive or in the case of a waiver, by the party against whom the waiver is to be effective. Any such waiver shall be effective only to the extent specifically set forth in such writing. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.



      22. Mutual Representations. (a) The Executive represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a default under or conflict with any agreement or other instrument to which he is a party or by which he is bound and (ii) do not require the consent of any person.



            (b) The Company represents and warrants to the Executive that this

Agreement has been duly authorized, executed and delivered by the Company and that such execution and delivery and the fulfillment of the terms hereof (i)

will not constitute a default under or conflict with any agreement or other instrument to which it is a party or by which it is bound and (ii) do not require the consent of any person.



            (c) Each party hereto represents and warrants to the other that this

Agreement constitutes the valid and binding obligation of such party enforceable against such party in accordance with its terms.



      23. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.



      24. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.



      25. No Third Party Beneficiaries. This Agreement is not intended to, and shall not be construed to, confer upon any third Person any right, remedy or benefit nor is it intended to be enforceable by any third Person, and shall only be enforceable by the parties, and their respective successors, permitted assigns, heirs, designees, personal representatives or other legal representatives.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed in its corporate name, and the Executive has manually signed his name hereto, all as of the day and year first above written.



                                        THE PLOW & HEARTH, INC.





                                        By:_____________________________________

                                           Name:

                                           Title:





                                        ________________________________________

                                        Peter G. Rice

                                    EXHIBIT A



      1. The Executive generally will be invited to attend meetings of the Board of Directors of Flowers (the "Flowers' Board") and will be provided with the appropriate advance notice. Notwithstanding the foregoing, the Executive will not be present during (a) "executive sessions" of the Flowers' Board or (b) at such times when other items deemed appropriate by the Flowers' Board for review only by board members are being discussed. In addition there may be other limited occasions when the Flowers' Board or its Chairman may determine that it is inappropriate for the Executive to be present at board meetings, in which event the Executive will not attend. The Company will reimburse the Executive for all reasonable expenses incurred in connection with the Executive's participation at such meetings in a manner consistent with reimbursement policies for other senior executives.



      2. The Executive will receive copies of regularly prepared management reports presented to the Flowers' Board, which include financial statements and operating reports of Flowers ("Flowers Management Reports").



      3. The Company will constitute and be operated as the catalogue subsidiary of Flowers. Accordingly, the Company (or its Subsidiaries) will be the entity through which Flowers will acquire and operate (i) other catalogue, direct mail and telemarketing businesses in the home and light garden category, (ii)

interactive businesses in the home and light garden category, and (iii) retail businesses in which substantially all of the products are in the home and light garden category.





                                      A-1